UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2007
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines	98-0467478
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)
63 (2) 916 5670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 11, 2007, eTelecare Global Solutions, Inc. (the “Company”) and Deutsche Bank Trust Company Americas (the “Depositary”) entered into Amendment No. 1 to Deposit Agreement (the “Amendment”) as of September 3, 2007. The Amendment amends that certain Deposit Agreement dated as of April 2, 2007 by and between the Company, the Depositary and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts to change the ratio of deposited common shares represented by each American Depositary Share (“ADS”). The Amendment reflects an ADS-to-common shares ratio of one-to-one instead of the prior ADS-to-common shares ratio of one-to-two. This change in ratio was made in connection with the Company’s two-for-one reverse split of its common shares effected on September 3, 2007.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On September 6, 2007, the Board of Directors approved amendments to the Company’s Code of Ethics for Senior Executive Officers. The amended form is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Code of Ethics for Senior Executive Officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.
Date: September 12, 2007	By:	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Code of Ethics for Senior Executive Officers